Exhibit 3.61

CERTIFICATE OF INCORPORATION

-of-

EXPLORACIONES Y MINERALES SIERRA MORENA S.A.

FIRST: The name of the corporation is Exploraciones y Minerales Sierra Morena S.A.

SECOND: The corporation’s registered office in the State of Delaware is at 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be Common Shares without par value.

FIFTH: The name and mailing address of the incorporator is as follows:

William D. Stemnel

299 Park Avenue

New York, New York 10017

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directf.,rs are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the Stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or here-after prescribed by law, and all rights herein conferred on stockholders, directors and officers are granted subject to this reserved power.

2

IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal, this 31st day of October, 1979.

/s/ William D. Stempel [L.S.]
William D. Stempel

STATE OF NEW YORK )

ss.:

COUNTY OF NEW YORK )

BE IT REMEMBERED that on this 31th day of October, 1979, personally came before me, D. Judith Penci, a Notary Public in and for the County and State aforesaid, WILLIAM D. STEMPEL, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ D. Judith Penci

[SEAL]

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

OF EXPLORACIONES Y MINERALES SIERRA MORENA S.A.

EXPLORACIONES Y MINERALES SIERRA MORENA S.A. (the “Corporation”)

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is UNITED STATES CORPORATION COMPANY, and the present registered office of the corporation is in the County of Kent.

The board of directors of the Corporation adopted the following resolution on the 16th day of June, 1986.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be, and the same hereby is, withdrawn and THE CORPORATION TRUST COMPANY shall be, and it hereby is, constituted and appointed the registered agent of the Corporation at the address of its registered office.

IN WITNESS WHEREOF, The Corporation has caused this statement to be signed by William K. Brown, its President, and attested by Stephen E. Flechner, its Secretary, this 16th day of June 1986.

/s/ William K. Brown
President

[SEAL]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Exploraclones y Minerales Sierra Morena SA, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Exploraclones y Minerales Sierra Morena S.A., be amended by changing the Article First thereof so that, as amended, said Article shall be and read as follows: “The name of the corporation is Gold Fields Chile, SA”

SECOND: That in lieu of a meeting and a vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, said Exploraciones y Minerales Sierra Morena S.A., has caused this certificate to be signed by William C. Bleimeister, its President, and attested by Stephen E. Flecimer, its Seeretary, this 23rd day of March, 1990.

Exploraclones Y Minerales Sierra Morena S.A.

By:	/s/ William C. Bleimeister

President

Attest:

By: /s/ Stephen E. Flecimer

    Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

OF

GOLD FIELDS LOS AMARILLOS INC.

WITH AND INTO

GOLD FIELDS CHILE, S.A.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

Name	State of Incorporation
Gold Fields Chile, S.A.	Delaware
Gold Fields Los Amarillos Inc.	Delaware

SECOND: That Gold Fields Chile, S.A. owns all of the issued and outstanding shares of each class of stock of Gold Fields Los Amarillos Inc.

THIRD: That Gold Fields Chile, S.A. shall be the surviving corporation and shall continue as a corporation organized under the laws of the State of Delaware.

FOURTH: That the Board of Directors of Gold Fields Chile, S.A., by unanimous written consent, dated as of March 15, 1991, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions:

RESOLVED, that this Corporation shall, and hereby does, merge into itself, and assume all of the obligations of, Gold Fields Los Amarillos Inc.

RESOLVED, that the merger shall be effective as of the opening of business on April 1, 1991.

FIFTH: That this Certificate of Ownership and Merger shall become effective as of the opening of business on April 1, 1991.

IN WITNESS WHEREOF, Gold Fields Chile, S.A. has caused this Certificate of Ownership and Merger to be signed by its Vice President and attested by its Secretary, this 26th day of March, 1991.

GOLD FIELDS CHILE, S.A.

By:	/s/
Vice President

Attest:

By: /s/ Stephen E. Flecimer

    Secretary

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The name of the Corporation is Gold Fields Chile, S.A.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is November 1, 1979.

3.	The name of the limited liability company to which the Corporation is herein being converted is Gold Fields Chile, LLC.

4.	This Certificate of Conversion shall be effective immediately upon filing with the Secretary of State of Delaware.

5.	The conversion has been approved in accordance with the provisions of Section 256 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 26th day of July 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Assistant Secretary

CERTIFICATE OF FORMATION

OF

GOLD FIELDS CHILE, LLC

1.	The name of the limited liability company is Gold Fields Chile, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of July 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is GOLD FIELDS CHILE, LLC

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
Print or Type